                                                                   EXHIBIT 10.32

                                 LEASE AGREEMENT

        THIS LEASE AGREEMENT (the "Lease") is made and entered into this 22nd day of May, 2000, to be effective October 1, 2000, by and between NP#2, LLC, a Utah limited liability company, hereinafter referred to as the "Landlord", and IOMED, Inc., a Utah corporation, hereinafter referred to as the "Tenant":

                               W I T N E S S E T H

        ARTICLE 1 PREMISES AND TERM

                Effective October 1, 2000, Landlord hereby leases and by these presents does lease and demise to the Tenant, and the Tenant does lease and take from the Landlord, the premises located at 2441 South 3850 West, West Valley City, Utah, and described on Exhibit "B" attached hereto, consisting of approximately 34,000 square feet of office/production/warehouse space, (the "Demised Premises"), situated in the building erected on the property described on Exhibit "A" attached hereto, together with all the easements, rights, privileges and appurtenances thereunto belonging or in any way appertaining to the Demised Premises.

                TO HAVE AND TO HOLD the said Demised Premises, together with all and singular the improvements, appurtenances, rights, privileges and easements thereunto belonging to or in anywise appertaining, unto Tenant for a lease term commencing as of October 1, 2000 and continuing thereafter to and including the date April 30, 2006. This Lease is entered into in contemplation of Article 32 hereinbelow.

        ARTICLE 2 CONSTRUCTION OF IMPROVEMENTS

                Landlord has, at Landlord's sole cost and expense, constructed a building and other improvements, containing the Demised Premises. Tenant has advised Landlord that Tenant will require certain modifications to the Demised Premises prior to October 1, 2000. Notwithstanding the need for certain modifications to the Demised Premises, Tenant hereby leases the Demised Premises in its current condition and repair without such modifications having first been made. As of the execution of this Lease, Tenant and Landlord have only discussed the conceptual changes required for Tenant's use of the Demised Premises and no plans or specifications have been prepared. Landlord hereby agrees to fund up to $100,000 of the cost of such modifications to the Demised Premises (the "Landlord Contribution"). Any cost exceeding Landlord's Contribution shall be the sole and exclusive responsibility of Tenant. Such Landlord Contribution shall be amortized and repaid by Tenant over the term of the Lease at an implicit interest rate of 10.5%. Tenant agrees to arrange for the preparation of plans and specifications for Tenant's required improvements to the Demised Premises. At Tenant's request, Landlord agrees to cooperate with Tenant in Tenant's preparation of plans and specifications by providing to Tenant copies of the plans and specifications for the existing Demised Premises and providing general information concerning the Demised Premises that may be reasonably necessary for Tenant in the preparation of the plans and specifications. Upon completion of the plans and specifications for Tenant (the "Tenant Plans and Specifications") Landlord agrees to submit to Tenant a good faith bid for completion of the work (the "Work") contemplated by the Tenant Plans and Specifications. Tenant and Landlord understand and agree that no representations have been made concerning the contemplated cost of the Work contemplated by the Tenant Plans and Specifications. Landlord and Tenant further agree that they shall have no obligation to enter into a contract for the performance of the Work according to terms which are not mutually acceptable to Landlord and Tenant. If Landlord and Tenant reach agreement for the performance of the Work by Landlord or its representative, a construction contract for the performance of such work will be entered into by Landlord and Tenant. If Tenant chooses to retain someone other than Landlord to complete the Work, (i) Tenant shall indemnify Landlord for damage to the Demised Premises caused from or arising during the construction of the Work by a third party; and
(ii) Landlord agrees to reasonably cooperate with Tenant in the performance of the Work by such third party and (iii) Landlord agrees to provide reasonable access to the Demised Premises and logistical and physical accommodation for the performance of such Work, including but not limited to providing access to Tenant and to third parties for Tenant's installation and testing of production equipment, process validation and Tenant's relocation to the Demised Premises.

        ARTICLE 3 OBLIGATIONS OF TENANT AND LANDLORD

                3.1 Real Property Taxes. Tenant shall pay, within ten (10) business days from the date Landlord submits to Tenant a statement setting forth the amount due Landlord under the provisions of this paragraph, Tenant's proportionate share of the real property taxes and assessments on the Demised Premises as additional rent hereunder. Tenant's proportionate share of such taxes and assessments shall be determined by multiplying the total amount of such taxes and assessments by a fraction, the numerator of which is the floor area of the Demised Premises and the denominator of which is the total floor area of the building or buildings being assessed in which the Demised Premises is located. Tenant shall pay one-twelfth (1/12) of Tenant's proportionate share of the estimated annual taxes in advance each month in addition to the minimum rental payment due hereunder. Landlord shall pay all taxes, and assessments lawfully levied or assessed against the building or buildings or any part thereof; provided, however, that Landlord may, dispute and contest the same. Tenant may, at its sole cost and expense, after it has paid in full its proportionate share of any taxes or assessments due hereunder, upon fifteen (15) business days prior written notice to Landlord, contest with the appropriate governmental authority such tax or assessment. Tenant shall be entitled to any refund of any tax or penalty paid by Tenant, or paid by Landlord and reimbursed by Tenant to Landlord. (See Lease Rider "A" Building Expenses attached hereto and incorporated herein.)

                3.2 Personal Property Taxes. Tenant shall additionally pay, when due, all personal property taxes and license fees levied and assessed against the Demised Premises during the term of this Lease. Nothing contained in this Lease shall require or be construed to obligate the Tenant to pay any franchise, excise, corporate, estate, inheritance, succession, capital levy or



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transfer tax of the Landlord, or any income, profits or revenue tax upon the income of the Landlord; provided, however, that in any case where a tax may be levied, assessed or imposed upon Landlord for the privilege of renting or leasing the Demised Premises or which is based upon the rental revenue derived therefrom, Tenant shall pay to Landlord as additional rent hereunder the amount of said tax, but in no event shall the Tenant be obligated to pay an amount that constitutes an income tax, or to pay an amount greater than that which would be payable if the Demised Premises were the only asset of the Landlord.

                3.3 Tenant's Insurance. The Tenant shall, during the entire term of this Lease, at the Tenant's sole cost and expense, but for the mutual benefit of the Landlord and Tenant, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the entire property described on Exhibit "B" attached hereto and on, in or about the adjoining streets and passageways, such insurance to afford protection to the limit of not less than $1,000,000 in respect to injury or death to a single person, and to the limit of not less than $2,000,000 in respect to any one accident, and to the limit of not less than $250,000 in respect to property damage or a combined single limit policy not less than $2,000,000 per occurrence. All policies shall name Landlord and the mortgagee of the property as an additional named insured, as their interest may appear. The initial mortgagee shall be State Farm Life Insurance Company.

                Tenant shall also provide insurance coverage to the extent of the full replacement value covering all of Tenant's property, fixtures, equipment, tools, improvements, stock, goods, wares or merchandise, that it may have in or on or about the Demised Premises.

                Other forms of insurance may be reasonably required to cover future risks against which a prudent Tenant would protect itself.

                All policies of insurance provided for herein shall be issued by insurance companies with a general policy holder's rating of not less than A and a financial rating of AAA, as rated in the most current available "Best's Guide" Insurance Reports, and qualified to do business in the state of Utah.

                The policies for the foregoing insurance shall provide that the proceeds thereof shall be payable to the Tenant and to the Landlord, as their respective interests may appear. Said required Tenant insurance coverage shall be verified to the Landlord by an insurance carrier in the form of either a certified copy of the policy or other written verification of insurance coverage acceptable to Landlord and the lending institution for the Demised Premises. Such insurance policies shall provide that Landlord be given thirty (30) days written notice prior to any cancellation or alteration of any policy, except ten
(10) business days written notice for non-payment of premium.

                To the extent that Tenant fails to provide the foregoing insurance, either hazard or liability, Tenant shall be responsible to Landlord, as his interest appears, for such damage that would have been insured by said policies but for Tenant's failure to obtain such insurance.



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                3.4 Landlord's Insurance. Subject to Tenant's reimbursement,
Landlord shall provide fire, lightning, and extended coverage ("all risk") insurance and such additional insurance coverage as may be required by Landlord's mortgagee (including "loss of rents" insurance) on the building, of which the Demised Premises is a part, for the full replacement value thereof or such value as is required by Landlord's mortgagee, whichever is greater, against such loss. Tenant shall reimburse Landlord, as additional rental hereunder, for Tenant's proportionate share (determined in the same manner as Tenant's proportionate share of taxes and assessments herein above) of the costs of the insurance premium therefore within ten (10) business days from the date Landlord submits to Tenant a statement setting forth the amount due Landlord under the provisions of this paragraph. Tenant agrees that it will not at any time, during the term of this Lease, carry any stock of goods or do anything in or about the demised Premises which will in any way tend to increase the insurance rates upon the building of which the Demised Premises are a part. In addition to Tenant's proportionate share of the costs of insurance premiums as described herein, Tenant agrees to pay to Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire that may be charged during the term of this Lease on the amount of insurance to be carried by Landlord on the building of which the Demised Premises are a part resulting from the foregoing or from Tenant doing any act in or about said Demised Premises which does so increase the insurance rates, whether or not the Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Demised Premises any electrical equipment which constitutes an overload on the electrical lines of the Demised Premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters, nothing herein contained shall be deemed to constitute Landlord's consent to such overloading. Tenant shall pay 1/12 of Tenant's proportionate share of the estimated annual building insurance premium in advance each month along with the minimum rental payment. (See Lease Rider "A" Building Expenses attached hereto and incorporated herein.)

                3.5 Subrogation. Landlord and any other tenants of the building shall not be liable to Tenant or anyone claiming by, through or under Tenant, including an insurance carrier or carriers, for any insurable loss or damage, and no such carriers shall have the right to subrogate against Landlord, or any other Tenant unless Landlord and/or any other tenants of the building are deemed negligent. All of the insurance policies required hereunder pertaining to the Demised Premises shall contain an endorsement by the respective insurance carriers waiving any and all rights of subrogation against Landlord, and any other tenant of the building, a copy of which endorsement or endorsements, or evidence thereof by way of certificate shall be furnished to the Landlord.

                3.6 Assumption of Risk. Anything herein to the contrary notwithstanding, after the commencement of the term as provided in Article 1, the Tenant assumes full risk of damage to its property, fixtures, equipment, tools, improvements, stock, goods, wares or merchandise, that it may have in or on or about the Demised Premises, resulting from fire, lightning, extended coverage perils, flood and any catastrophe, regardless of cause or origin, provided such loss is not caused by the negligence of Landlord or its agents. The Landlord shall not be liable to Tenant or anyone claiming by, through or under Tenant, including Tenant's insurance carrier or carriers, for any loss or damage resulting from fire, lightning or extended



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coverage perils or from an act of God. Landlord shall not be liable to the insurance carrier for damages insured against, either directly or by way of subrogation.

        ARTICLE 4 TENANT'S USE

                The Tenant may use the Demised Premises for conducting its research, development and light manufacturing business. Tenant shall use the Demised Premises only for lawful and proper purposes, which are permissible under applicable law (including under applicable zoning laws). Tenant shall not make any use of the Demised Premises which will cause cancellation of any insurance policy covering the same and shall not keep or use on the Demised Premises any article, item, or thing which is prohibited by the terms of the hazard insurance policy covering the improvements. Tenant shall not commit any waste upon the Demised Premises and shall not conduct or allow any business, activity or thing on the Demised Premises which is or becomes unlawful, prohibited, or a nuisance or which may cause damage to Landlord, to occupants or other tenants in the vicinity, or to other third parties. Tenant shall comply with and abide by all laws, ordinances, and regulations of all municipal, county, state and federal authorities which are now in force or which may hereafter become effective with respect to use and occupancy of the Demised Premises. Except as contemplated in Article 2 hereof, Tenant shall make no alteration or addition to the Demised Premises without the prior written consent of Landlord.

                Tenant represents to Landlord that neither Tenant nor any affiliates of Tenant will unlawfully generate, store or dispose of any Hazardous Substances (as defined below) at or in the area of the Demised Premises and Property.

                Tenant covenants with Landlord: a) to prohibit any unlawful generation, storage or disposal of Hazardous Substances at the Premises, b) to deliver promptly to Landlord true and complete copies of all notices received by Tenant from any governmental authority with respect to the unlawful generation, storage or disposal by Tenant of Hazardous Substances (whether or not at the Premises); and c) to permit entry onto the Premises by Landlord or Landlord's representative(s) at any reasonable time to verify Tenant's compliance with the foregoing.

                Tenant agrees to indemnify and defend Landlord (with legal counsel reasonably acceptable to Landlord) from and against any costs, fees or expenses (including, without limitation, cleanup expenses, third party claims and environmental impairment expenses and reasonable attorneys' fees and expenses) incurred by Landlord in connection with Tenant's generation, storage, or disposal of Hazardous Substances at or near the Demised Premises in accordance with the foregoing and with Tenant's compliance with the foregoing representations and covenants. This indemnification by Tenant shall survive termination or expiration of this Lease.

                "Hazardous Substances" shall mean i) hazardous substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, ii) "PCBs", as defined in 40 C.F.R. 761 et seq. and "TCDD" as defined in 40 C.F.R. 755 et seq. (or in either case analogous regulations promulgated under the Toxic Substances Control Act, as



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amended), iii) "asbestos" as defined in 29 C.F.R. 1910.1001 et seq. (or analogous regulations promulgated under the Occupational Safety and Health Act of 1970, as amended), and (iv) waste oils and other petroleum hydrocarbon compounds.

                In the event Tenant's business, or use of the Demised Premises, should require the legal storing of barrels, drums and other storage containers, Tenant covenants with Landlord to maintain all records required by applicable local, state and federal regulators with respect to such materials and to provide Landlord with a copy of such records.

                Additionally, Tenant shall supply Landlord with a container and contents disposal plan reasonably acceptable to Landlord or in the alternative, a bond payable to Landlord to fund the disposal and discardment of all chemicals and/or storage containers located on or about the Demised Premises. Said bond shall be used by Landlord in the event Tenant fails to properly dispose of such containers and chemicals.

                Tenant covenants with Landlord to store all chemical containers in a safe and secure manner either inside the Demised Premises or within a secured fenced area, so as not to cause a nuisance to Landlord and other tenants in the proximity of the Demised Premises, and to prevent the unlawful infiltration of chemicals and container discardment by others under the control of Tenant.

        ARTICLE 5 POSSESSION

                Possession of the Demised Premises shall be delivered to the Tenant as herein provided, free and clear of all Tenants and occupants and the rights of either. The Demised Premises shall also be free of liens, encumbrances and violations of laws, ordinances and regulations adversely affecting the use and occupancy of the Demised Premises, except those presently of record including mortgages and trust deeds and those that may be specified herein. Tenant agrees to deliver to the Landlord physical possession of the Demised Premises including all keys to the Demised Premises, upon the termination or expiration of this Lease, in as good order, condition and state of repair as when received by Tenant, reasonable wear and tear thereof and damage by fire, acts of God or the elements excepted.

        ARTICLE 6 RENT

                6.1 Minimum Rent. The Tenant agrees to pay the Landlord, at such address as shall from time to time be designated by Landlord, as minimum rental during the term of this Lease without right of offset or deduction, the sum of:

        10/01/00 - 12/31/01    $376,995.00/15 months     -   $25,133.00/month Net/Net/Net
        1/01/02 - 12/31/02     $309,132.00/year          -   $25,761.00/month Net/Net/Net



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

        1/01/03 - 12/31/03     $316,860.00/year          -   $26,405.00/month Net/Net/Net
        1/01/04 - 12/31/04     $324,792.00/year          -   $27,066.00/month Net/Net/Net
        1/01/05 - 12/31/05     $332,904.00/year          -   $27,742.00/month Net/Net/Net
        1/01/06-4/30/06        $113,744/4 months         -   $28,436.00/month Net/Net/Net


                Minimum rental shall be payable monthly, in advance, without demand on the first day of each calendar month throughout the Lease term. Landlord and Tenant understand and agree that the foregoing minimum rental schedule is fixed and not subject to any adjustment, but is intended to reflect rental increases based upon their current expectations regarding inflation during the term of this Lease.

                6.2 Late Penalty. Tenant shall be charged a five percent (5%) late fee on all rental payments (minimum and/or additional) which are received by Landlord more than ten (10) business days after their due date. Such late fee shall compensate Landlord for i) the costs attributable to providing notice of delinquency; and ii) the expense of servicing the mortgage loan on Landlord's Building from alternative funds. In addition, any rental payments which are not paid within twenty (20) business days of their due date shall bear interest thereafter at the rate of one and one-half percent (1-1/2%) per month, or the highest rate permitted by law, whichever is lower, until paid.

        ARTICLE 7 SIGNS

                With the prior written approval of Landlord, which approval shall not be unreasonably withheld, Tenant shall have the right and privilege to place on the building or Demised Premises signage necessary for the operation of Tenant's business. Such sign installation shall not adversely affect or damage the physical structure of the building, nor detract from the overall harmony of the building and the Great Lakes Business Park development. All such signs must conform with the codes and regulations of West Valley City and adhere to the signage criteria for the development.

                Upon the expiration or termination of the lease, the Tenant shall remove all signage installed by Tenant and repair any damaged areas on the building or Demised Premises caused thereby, to a condition acceptable to the Landlord.

        ARTICLE 8 ALTERATIONS AND IMPROVEMENTS

                Tenant shall have the right, subject to Landlord's prior written approval, which approval shall not be unreasonably withheld to, to make non-structural alterations, additions, or improvements (hereinafter collectively referred to as "improvements") to the interior of the



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Demised Premises. Said improvements and additions shall be accomplished at
Tenant's sole cost and expense and shall be made in compliance with all building codes and ordinances, laws, and regulations applicable to the Demised Premises. Tenant shall cause all improvements to be accomplished in a good workmanlike manner using the same quality and finish to match existing. Upon the expiration of the term of this Lease, Tenant shall have no obligation to remove any of the improvements approved by Landlord.

                Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligation incurred by or for Tenant or any person or entity claiming through or under Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the same to be released by payment or posting of a bond, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as Landlord deems proper, including payment of the claim giving rise to such lien. All such sums paid and all expenses incurred by Landlord in connection therewith shall be due and payable to Landlord by Tenant as additional rent within fifteen (15) business days of Tenant's receipt of Landlord's invoice.

        ARTICLE 9 FIXTURES AND PERSONAL PROPERTY

                All fixtures (not including trade fixtures) installed or attached to the Demised Premises by and/or at the expense of Landlord shall remain the property of Landlord. Any trade fixtures installed in the Demised Premises by and at the expense of the Tenant shall remain the property of the Tenant or Tenant's trade fixture Lessors, and the Landlord agrees that so long as Tenant is not in default hereunder, Tenant or its Lessors shall have the right at any time to remove any and all of its trade fixtures which it may have stored or installed in the Demised Premises. Tenant and Landlord agree that Tenant's trade fixtures shall include, without limitation, Tenant's equipment and machinery, any cabinetry installed by Tenant, a clean room installed by Tenant and any heating, cooling and other environmental control systems installed by Tenant. Landlord expressly agrees to waive or subordinate any claim which Landlord may or might have against the trade fixtures and personal property of Tenant in favor of a Lessor who intends to Lease any of the same to Tenant. Tenant shall be required, at the expiration or termination of this Lease or any extension or renewal thereof, to remove any and all of its trade fixtures which it may have stored or installed in the Demised Premises. Tenant will repair all damage to the Demised Premises occasioned by such trade fixture removal. If Tenant shall holdover beyond lease expiration or lease termination, with Landlord's approval of such holdover, for removal of fixtures and equipment (not to exceed ten (10) business days), Tenant shall pay to the Landlord as rental therefore, a sum equal to the prorata portion of the previous monthly rental thereof. In the event Tenant has not completed the removal of its fixtures and equipment and restoration of the Premises caused thereby, within the ten (10) day period following the expiration or termination of the lease, Landlord shall, in Tenant's behalf and at Tenant's sole and exclusive expense, cause such fixtures and equipment to be removed and the Premises to be restored. Upon completion, the cost of said removal and restoration, plus twenty percent (20%) for overhead and profit, including prorated rental for the period of time required to accomplish such, shall be passed on to Tenant for Tenant's payment to Landlord.



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

        ARTICLE 10 UTILITIES

                The Tenant shall pay for all water, heat, gas, electricity, and other costs of utilities connected with, consumed, or used by it in connection with its occupancy of the Demised Premises. The natural gas and electrical utilities are separately metered. In the event that one or more of such utilities or related services (water, sewer) shall be supplied to the Demised Premises and to one or more other Tenants within the development without being individually metered or measured to the Demised Premises, Tenant's appropriate proportionate share thereof shall be paid as additional rent based upon Landlord's estimate of Tenant's anticipated usage. In the event any utility service to the Demised Premises is interrupted or discontinued for any reason whatsoever, except for Landlord's negligence, Landlord shall not be liable therefore to Tenant and the rent required to be paid hereunder shall not be abated as a result thereof, and Tenant waives any claims it might otherwise have against Landlord as a result of any such temporary interruption or discontinuation.

        ARTICLE 11 MAINTENANCE AND REPAIRS

                It is understood and agreed that the Landlord shall, at its sole cost and expense, keep and maintain, during the term of the Lease or any extension or renewal thereof, the foundations, and structural support portions of the building and improvements in which the Demised Premises are located, including the structural portions of the roof, in proper condition and in a good state of repair. Landlord shall not be responsible for any maintenance or repair caused by the fault or neglect of the Tenant, or due to hazards and risks covered or required to be covered by insurance hereunder except as insurance proceeds are available therefore. All other maintenance and repair including, but not limited to, painting of walls, and maintenance, repair and replacement of equipment, shall be the responsibility of the Tenant. Any repairs or maintenance required to the roof membrane, or any repainting of the exterior walls, shall be accomplished by the Landlord and reimbursed by the Tenant as a common area maintenance expense as further defined herein.

                It is understood and agreed that should either party to this Agreement fail or refuse to start and to proceed thereafter with due diligence to make any repairs or maintenance as may be reasonably necessary for the purpose of fulfilling the terms and conditions of the agreements herein set forth within a reasonable length of time (not to exceed seven (7) business days) after being notified in writing of the need thereof, that the other party hereto may make such repairs at the cost and expense of the party so failing or refusing. In the event of an emergency situation, Tenant may, in its discretion, make emergency repairs without giving written notification to Landlord, and Landlord shall reimburse Tenant in the event that such repairs were the responsibility of the Landlord hereunder and were not due to the fault of Tenant or Tenant's agents. The rights of Tenant hereunder specifically do not include the right to offset or deduct any amounts claimed hereunder from rentals due.

                Landlord reserves the right to enter upon the Demised Premises (in a manner that will not unnecessarily interfere with the business of Tenant) during business hours at any time to



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

inspect the same and to make necessary repairs to fulfill Landlord's obligation hereunder.

        ARTICLE 12 RESTORATION OF DAMAGE

                If the Demised Premises are partially damaged by fire, the elements or other casualty covered by the "all risk" insurance policy referred to herein above, Landlord shall promptly repair all damage and restore the Demised Premises to their condition immediately prior to the occurrence of such damage. During the period of reconstruction referred to above, rent payable by Tenant shall ratably abate, based upon the percentage of the Demised Premises usable during reconstruction. The term of the Lease shall extend one additional day for each day the entire Demised Premises are not usable due to the reconstruction process.

                If the Demised Premises shall be totally destroyed and/or shall it be determined that more than one hundred eighty (180) days will be required to repair or rebuild the Demised Premises, both Landlord and Tenant shall have the right to terminate this Lease upon written notice to the other within thirty
(30) days of the occurrence at which time this Lease shall become null and void.

        ARTICLE 13 EMINENT DOMAIN

                If, during the term hereof, or any renewal term, the entire Demised Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, this Lease and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such proceeding, or upon the date Tenant is dispossessed under an order of immediate occupancy, whichever first occurs. If less than all of the Demised Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, which causes any unreasonable disruption in Tenant's business operations, this Lease may be terminated at Tenant's option. In any taking of the Demised Premises or any part thereof, whether or not this Lease is terminated as provided in this Paragraph, the parties hereto may claim and shall be entitled to receive an award or compensation therefore in accordance with their respective legal rights and interests.

        ARTICLE 14 DEFAULT IN PAYMENT OF RENT OR ABANDONMENT

                In the event of default by Tenant in the performance of its obligation to pay rent hereunder following ten (10) business days prior written notice from Landlord, or in the event Tenant shall vacate or abandon the Demised Premises, or in the event Tenant, shall be adjudicated as bankrupt for the benefit of creditors, or enter into an arrangement or participate voluntarily or involuntarily in any bankruptcy or related proceeding under Federal or State Law, Landlord shall have the right to terminate this Lease and to re-enter the Demised Premises or any part thereof with process of law; or Landlord, at its option, without terminating this Lease, shall have the right to re-enter the Demised Premises and sublet the whole or any part thereof, for the



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account of the Tenant, upon as favorable terms and conditions as may be available in the market. In the latter event, the Landlord shall have the right to collect any rent which may thereafter become payable under such sublease and to apply the same first to the payment of any expenses incurred by the Landlord in the dispossessing the Tenant and in subletting the Demised Premises, and Landlord may charge interest at the rate equal to one percentage point higher than the prime bank rate of Key Bank of Utah in Salt Lake City, which rate shall vary from time to time as the prime bank rate varies, per annum on such expenses; and, second, to the payment of the rental herein reserved and the fulfillment of Tenant's covenants hereunder, and the Tenant shall be liable for amounts equal to the installments of rent as they become due, less any amounts actually received by the Landlord and applied on account of rental as aforesaid. The Landlord shall not be deemed to have terminated this Lease by reason of taking possession of the Demised Premises unless written notice of such termination has been served on the Tenant.

        ARTICLE 15 OTHER DEFAULTS BY TENANT

                It is mutually agreed that if the Tenant shall default in performing any of the terms or provisions of this Lease other than as provided in the preceding Article, and if the Landlord shall give to the Tenant notice in writing of such default, and if the Tenant shall fail to cure such default within fifteen (15) business days after the date of receipt of such notice, or if the default is of such a character as to require more than fifteen (15) business days to cure, and if Tenant shall fail to use reasonable diligence in curing such default, then in such applicable event the Landlord may cure such default for the account of and at the cost and expense of Tenant, plus interest at the rate equal to one percentage point higher than the prime bank rate of Key Bank of Utah, in Salt Lake City, which rate shall vary from time to time as the prime bank rate varies, per annum, and the sum so expended by the Landlord and interest shall be deemed to be additional rent and on demand shall be paid by the Tenant on the day when rent shall next become due and payable. Failure to pay any additional rent as provided in this Article shall be deemed a failure to pay rent within the meaning of Article 14.

        ARTICLE 16 QUIET ENJOYMENT

                Landlord represents and warrants that it has full right and authority to enter into this Lease. Tenant, upon paying all rentals and performing all the Tenant's covenants, terms and conditions in this Lease, shall and may peaceably and quietly hold and enjoy the Demised Premises for the term of this Lease. Tenant understands that other persons and entities conduct businesses or reside near the Demised Premises. Tenant covenants and agrees to conduct its business in such a manner as to not unreasonably interfere with the occupants of surrounding properties.

        ARTICLE 17 WAIVER

                No delay or omission by either party hereto to exercise any right or power accruing upon any non-compliance or default by the other party with respect to any of the terms



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

hereof shall impair any such right or power to be construed to be a waiver thereof. Subject to the provisions of this Article, every such right and power may be exercised at anytime during the continuance of such default. It is further agreed that a waiver by either of the parties hereto of any of the covenants and agreements hereof to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenants or agreements herein contained.

        ARTICLE 18 ATTORNEY'S FEES

                In the event of any action at law or in equity between Landlord and Tenant to enforce any of the provisions and/or rights hereunder or to recover damages for breach hereof, the unsuccessful party to such litigation covenants and agrees to pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein by such successful party, and if such successful party shall recover judgment in any such action or proceeding, such costs and expenses and attorney's fees shall be included in and as a part of such judgment.

        ARTICLE 19 NOTICES

                Any notices or demand required or permitted to be given under this Lease shall be deemed to have been properly given when, and only when, the same is in writing and has been deposited in the United States Mail, with postage prepaid, to be forwarded by certified mail and addressed as follows:

               TO THE LANDLORD AT:  NP#2, LLC

                                    c/o S-PM, Inc.
                                    90 East 7200 South, Suite 200
                                    Midvale, Utah  84047
                                    801-255-4704

               TO THE TENANT AT:    IOMED, Inc.

                                    2441 South 3850 West, Suite A
                                    West Valley City, Utah  84120
                                    801-975-1191

Such addresses may be changed from time to time by either party by serving notices as provided above.

        ARTICLE 20 SUBORDINATION

                This Lease shall be subject and subordinate to all mortgages or trust deeds which



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

may now or hereafter affect the real property comprising the Demised Premises, and also to all renewals, modifications, consolidations and replacements of said mortgages and Trust Deeds. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will, nevertheless, execute and deliver in a prompt and diligent manner such further instruments confirming such subordination of this Lease as may be reasonably desired by the holders of said mortgages or trust deeds provided that such instruments do not amend this Lease.

        ARTICLE 21 ASSIGNMENT AND SUBLEASING

                With the specific prior written consent of Landlord first obtained, Tenant can, at any time, assign this Lease or sublet all or any portion of the Demised Premises. Landlord's consent shall not be unreasonably withheld. Any purported assignment or sublease without Landlord's prior written approval shall be null and void and of no force and effect whatsoever. Notwithstanding the foregoing, in the event of a sale or other disposition by merger, consolidation or otherwise of all or substantially all of the outstanding stock or assets of Tenant shall not constitute an assignment or sublease under this Lease, and in such event, Landlord's prior consent shall not be required.

        ARTICLE 22 SCOPE OF THE AGREEMENT

                Except as contemplated by Article 2 and Article 32 of this Agreement, this Lease shall be considered to be the only agreement between the parties hereto concerning the subject matter hereof. All negotiations and oral agreements acceptable to both parties regarding the subject matter hereof are included therein.

        ARTICLE 23 OBLIGATIONS OF SUCCESSORS

                Landlord and Tenant agree that all of the provisions hereof are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof, and that all of the provisions hereof shall bind and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

        ARTICLE 24 HOLD OVER

                If, at the expiration or termination of this Lease or any extension thereof, Tenant shall hold over for any reason, if Landlord consents to the holding over, the tenancy of Tenant thereafter shall be from month to month only and shall, in the absence of a written agreement to the contrary, be subject to all the other terms and conditions of this Lease with the monthly rental adjusted to One Hundred Twenty Five Percent (l25%) of the monthly rental for the last month of the primary Lease term or subsequent Lease renewal term.



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

        ARTICLE 25 PARKING

                Landlord has provided to Tenant Drawing No. SCI, from Project 9702, prepared by Stonehocker Architect dated January 23, 1998 (the "Plat") which Plat depicts adjacent parking for the non-exclusive use of Tenant. Landlord represents and warrants that the parking available to Tenant at the Demised Premises comprises at least one hundred (100) parking stalls, five (5) of which shall be marked for Tenants visitors and guests. Landlord further represents and warrants that based upon Tenant's contemplated use of the Demised Premises, the parking for the development is sufficient in number to satisfy any applicable local governmental parking, land use and zoning ordinances and regulations applicable to the Demised Premises. Maintenance of such parking areas shall remain under the control of Landlord (subject to reimbursement of common area maintenance as hereinafter set forth) and Landlord shall have the right from time to time to publish reasonable non-discriminatory regulations for Tenant's use of the parking, with which regulations Tenant covenants to comply.

        ARTICLE 26 GREAT LAKES BUSINESS PARK DEVELOPMENT

                The parties acknowledge that the Plat contains the site plan for Landlord's Great Lakes Business Park (hereinafter referred to as the "Development"). Landlord reserves the right to sell the Development or portions thereof as developed with buildings or as undeveloped property. The parties understand that in the event of Landlord's sale of portions of the property developed as an integral part of the Development, prior to such sale, Landlord shall place cross easement, access and parking easements, suitable to Landlord upon released and unreleased portions of the Development to facilitate its continued integral use. Common Area Maintenance provisions contained in the next immediate paragraphs of this Lease shall be unaffected by any such partial sale and the Landlord shall exercise his best efforts to ensure the parking and common areas of the entire Development, as built, will be under common management.

        ARTICLE 27 COMMON AREAS

                Areas within the outer property lines of the Development as delineated on the Plat attached hereto marked Exhibit "A", exclusive of areas therein specified or as built for leasing to Tenants shall be known as Common Areas, as shall all other areas from time to time designated by Landlord for use as part of the Development. Said Common Areas shall be available for the common use of all Landlord's Tenants in the Development, their employees, customers and invitees. Subject to Article 25 hereof, and provided that Tenant is provided reasonable access to the Demised Premises, Landlord reserves the right from time to time to make reasonable changes in, additions to and deletions from the Common Areas and the purposes to which the same may be devoted, and the use of Common Areas shall at all times be subject to such reasonable rules and regulations as may be promulgated by Landlord.

        ARTICLE 28 COMMON AREA MAINTENANCE



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

                Landlord will maintain or cause to be maintained the Common Areas and Tenant will reimburse Landlord for Tenant's prorata share of the cost of such maintenance as hereinafter provided.

        (a) Common area maintenance costs and expenses shall be determined in accordance with generally accepted accounting principles consistently applied and allocated to any particular calendar year on the accrual method of accounting. Such costs and expenses shall include, but shall not be limited to upkeep, exterior painting, repairs, replacements and improvements in the Common Areas, snow removal, sweeping and cleanup, depreciation allowance on any machinery and equipment owned by Landlord and used in connection therewith, payroll and payroll costs, utility services including fire line water service charges, police protection, night watchmen, premiums for public liability, property damage and fire insurance including the Common Areas, any real estate tax and/or tax consultant expense incurred for the purpose of maintaining equitable tax assessments on the Development, all property taxes or assessments levied or assessed against all Common Areas, which, if not separately assessed, shall be determined, for land, by the ratio of land area designated for Common Area use to the total land area in the Development and, for improvements, on a fair and equitable allocation among the various improvements in the Development, giving weight to the factors which determine the amount of the real property tax or assessment in question. In addition, such costs shall include administrative costs equal to ten percent (10%) of the total cost paid or incurred by Landlord under this paragraph.

        (b) Tenant shall pay as additional rent to Landlord, Tenant's prorata share of such Common Area expenses in the following manner:

            (i) From and after the date the minimum rental provided for herein has commenced, but subject to adjustment as hereinafter in this subparagraph (1) provided, Tenant shall pay Landlord in advance on the first day of each calendar month during the term of this Lease an estimated and adjustable amount covering Tenant's proportionate share of common area services and expenses, which amount may be adjusted by Landlord by notice to Tenant at the end of any calendar month on the basis of Landlord's experience and reasonably anticipated costs. (See Lease Rider "A" Building Expenses attached hereto and incorporated herein.)

                (ii) Within thirty (30) days following the end of each calendar year, Landlord shall furnish Tenant a statement covering the calendar year just expired, showing the total operating costs, the amount of Tenant's prorata share of such Common Area expenses for such calendar year and the payments made by Tenant with respect to such calendar year as set forth in subparagraph (b) l. If Tenant's prorata share of such Common Area expenses exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within ten (10) business days after receipt of such statement. If said payments exceed Tenant's prorata share of such Common Area expenses, Tenant shall be entitled to offset the excess against payments next thereafter to become due Landlord as set forth in said subparagraph (b) l. Tenant's pro-rata share of the total Common Area expenses for the previous calendar year shall be that portion of all such expenses which is equal to the proportion which the number of square feet of gross leasable area in the Demised Premises bears to the total number of square feet of gross leasable area of buildings in the entire Development as of the commencement of each calendar year.

                There shall be appropriate adjustment of Tenant's share of the Common Area expenses as of the commencement and expiration of the term of this Lease. The term "Gross Leasable Area", as used herein, shall be deemed to mean and include all fully enclosed areas for the exclusive use and occupancy by occupant, measured from the exterior surface of exterior walls (and from the extensions thereof, in the case of openings), including warehousing or storage areas, clerical or office areas, mezzanines or the second levels of any spaces and employee areas. "Gross Leasable Area" shall not include docks, areas for truck loading and unloading nor any utility and/or mechanical equipment vaults or rooms (to the extent such facilities lie outside exterior building lines).



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

                Anything to the contrary notwithstanding, in the event Landlord or his designated agent do not maintain the entire common area in the Development, then and in that event, for the length of time such condition may exist, Landlord's responsibility shall only be towards the maintenance and repair of those portions of the Common Area not maintained by others, and the "expense in connection with said common areas" shall only refer to such areas maintained by Landlord. In this event, Tenant's proportionate share of the expenses shall be determined on the basis of the proportion of such expenses which the number of square feet of gross leasable area in the Demised Premises bears to the total number of square feet of gross leasable area of buildings in the entire Development as of the commencement of each calendar year, exclusive of the area occupied and maintained by others.

        ARTICLE 29 SECURITY DEPOSIT

                The security deposit held by Landlord shall be held as security for the faithful performance of Tenant throughout the Lease term. The security deposit shall be refundable to Tenant at the end of the Lease term upon Tenant's satisfactory performance of its obligations under the Lease.

        ARTICLE 30 FORCE MAJEURE

                In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not operate to excuse Tenant from prompt payment of rent or any other payments required by the terms of this Lease.

        ARTICLE 31 ESTOPPEL CERTIFICATE

                Within ten (10) business days after request therefore by Landlord, or in the event that upon any sale, assignment or hypothecation of the demised premises and/or the land thereunder by Landlord, an estoppel statement shall be required from Tenant. Tenant agrees to deliver to any proposed mortgagee or purchaser, or to Landlord, in recordable form a certificate certifying (if such be the case) that this Lease is in full force and effect and that there are not defenses or offsets thereto, or stating those claimed by Tenant.

        ARTICLE 32 TERMINATION OF WORLD WIRELESS COMMUNICATION, INC. LEASE

                This Lease is hereby executed upon the termination of a specific Lease dated July



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

29, 1998, covering the Demised Premises between Landlord and World Wireless Communications, Inc., a Nevada corporation. The termination of the former lease and subsequent consummation of this Lease between Landlord and IOMED, Inc., are intended to take place simultaneously.

        ARTICLE 33

                Landlord and Tenant have previously entered into an Option to Lease with respect to the Demised Premises. This Lease becomes effective as a Lease only upon execution and delivery hereof by both Landlord to Tenant. This Lease may be entered into in original counterparts, with the counterparts together constituting one agreement. (See following page for signature blocks.)



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

IN WITNESS WHEREOF, the Landlord and Tenant have duly executed this Lease on the day and year first above written.



        LANDLORD:                NP#2, LLC

                                 a Utah limited liability company



                                 By
                                   ---------------------------------
                                   F.C. Stangl III
                                   Member/Manager

        TENANT:                  IOMED, Inc.

                                 a Utah corporation



                                 By
                                    ---------------------------------
                                    Robert J. Lollini
                                    Executive Vice President and CFO

Attached hereto and incorporated herein:

Lease Rider "A"       -  Building Expenses
Exhibit "A"           -  Plat
Exhibit "B"           -  Floor Plan



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

                                 LEASE RIDER "A"


                               "BUILDING EXPENSES"

                With reference to Tenant's appropriate proportionate share of property tax, insurance expenses and common area service expenses as defined in the Lease, Tenant hereby agrees to pay to Landlord commencing upon October 1, 2000, as additional monthly rental, Three Thousand Dollars ($3,000.00) to be paid monthly in advance along with the monthly rental previously stated in Lease
ARTICLE 6. Minimum Rent. The above stated additional rental is an estimated and adjustable fee for property tax, insurance expenses and common area service expenses and services. At the end of each calendar year, Landlord shall furnish a statement to Tenant defining what the actual tax, insurance and common area expenses are for the calendar year just expired, stating what Tenant's appropriate proportionate share of such expenses are and compare such to that amount which has been prepaid by Tenant. If Tenant's proportionate share of such expenses exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within ten (10) business days after receipt of said statement. If Tenant's prepaid payments exceed Tenant's proportionate share of such expenses, the excess shall be applied against future payments for such expenses.






Landlord's Initials ______                              Tenant's Initials ______